UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2019
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 19, 2019, Post Holdings, Inc. (the “Company”) amended its Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), by filing with the Missouri Secretary of State an Amendment of Certificate of Designation, Preferences and Rights of 2.5% Series C Cumulative Perpetual Convertible Preferred Stock of Post Holdings, Inc. (the “Amendment”). The Amendment terminates the Certificate of Designation, Preferences and Rights of 2.5% Series C Cumulative Perpetual Convertible Preferred Stock of Post Holdings, Inc., which was made a part of the Articles of Incorporation when filed with the Missouri Secretary of State on December 12, 2013. The Amendment is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.     Other Events.

On February 15, 2019, the Company completed the previously announced redemption of its 2.5% Series C Cumulative Perpetual Convertible Preferred Stock (the “Series C Preferred Stock”). Of the 3,198,711 shares of Series C Preferred Stock outstanding as of January 8, 2019, 3,197,940 shares of Series C Preferred Stock were converted into 5,908,744 shares of the Company’s common stock pursuant to the conversion rights applicable to the Series C Preferred Stock and the remaining 771 shares of Series C Preferred Stock were redeemed for a total of $77,100.

As of the filing of this report, no shares of Series C Preferred Stock remain outstanding.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment of Certificate of Designation, Preferences and Rights of 2.5% Series C Cumulative Perpetual Convertible Preferred Stock of Post Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2019	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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